UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2007

ISONICS CORPORATION
(Exact name of registrant as specified in its charter)

California	001-12531	77-0338561
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

5906 McIntyre Street, Golden, Colorado 80403
Address of principal executive offices

303-279-7900
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 10, 2007, we received a letter from the Nasdaq Stock Market that advised us that we are not in compliance with the $1.00 per share minimum bid price requirement for continued inclusion under Nasdaq Marketplace Rule 4310(c)(4), and accordingly the Company’s common stock is subject to delisting from the Nasdaq Capital Market.    The letter further advised us that we are not eligible for the automatic 180 day extension for compliance as provided by Marketplace Rule 4310(c)(8)(D), and outlined the delisting and appeals processes.

The Company intends to request a hearing before a Nasdaq Listing Qualifications Panel to attempt to obtain an additional period to regain compliance with the Nasdaq listing requirements. The hearing request will stay the delisting of the Company’s common stock pending the Panel’s decision. There can be no assurance that the Panel will grant the Company’s request for continued listing.

On January 12, 2007, the Company issued a press release in connection with the foregoing matters, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)                               Exhibits

99.1         Press release dated January 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 12th day of January 2007.

Isonics Corporation

By:	/s/ James E. Alexander
James E. Alexander
President and Chief Executive Officer